Appendix B


                Definition of Service Company Allocation Methods

Ratio Title                 Ratio Description

Employee Ratio              A ratio the  numerator  of which is the number
                            of employees of a Client Company, the denominator of which is the number of employees in all the Client
                            Companies using the service. This ratio will be calculated quarterly.

Square Footage Ratio

office space                the  denominator  of which is the total number
                            of square feet of office space occupied by all Client Companies using the service.

non-office space            A ratio the  numerator  of which is the number
                            of square feet of non-office space occupied by a Client Company, the denominator of which is the total number of square feet of non-office space occupied by all Client Companies using the service.

Telephone Ratio             A ratio the  numerator  of which is the number of
                            telephones  used   by   a  Client   Company,   the
                            denominator of which is the number of telephones used by all Client Companies using the service.

CPU Time Ratio              A ratio  the  numerator  of  which is  the number of
                            hours of CPU time used for a particular system application, the denominator of which is the total number of CPU hours used by all companies. Costs are allocated to Orders based on this ratio. That cost is then either included in the cost of other
                            Service Company services or directly routed to the appropriate Client Company.

Order Cost Ratio            A ratio the  numerator  of which  is the total cost
                            accumulated in an Order, the denominator of which is the total costs accumulated in all Orders for all Client Companies using the service. Costs are allocated to Orders based on this ratio. That cost is then either included in the cost of other Service
                            Company services or directly routed to the appropriate Client Company.

Labor $ Ratio               A ratio  the  numerator of  which is  the amount of
                            labor of a specific client company, the denominator of which is total labor for all Client Companies using the service. This ratio will be calculated monthly.

Historical  Claims          A ratio the  numerator of which is the total claims
Ratio                       expense  of a specific Client  Company,  the
                            denominator of which is the total claims expense for all Client Companies using the service.

Asset Cost Ratio            A ratio  the  numerator  of which is the total
                            cost of assets in a specific Client Company, the denominator of which is the total costs of assets for all Client Companies using the service.

Regular Wage  Ratio         A  ratio  the  numerator  of  which  is  the  total
                            dollar cost of regular wages for a specific  Client
                            Company, the denominator of which is the total dollar cost of regular wages for all Client
                            Companies using the service.

O&M Ratio                   A ratio the numerator of which  is the total  direct
                            (i.e.,  excludes charges  allocated by  the  service
                            company),  operations  and  maintenance   expense,
                            excluding depreciation and fuel costs, of a specific
                            Client Company, the denominator of which is total direct operations and maintenance expense, excluding depreciation and fuel costs, of all Client Companies using the service.

# Customer Ratio            A  ratio the  numerator  of which is the number of
                            customers served by a specific Client Company, the denominator of which is the total number of customers for all the Client Companies using the service.

# Utility Customers         A ratio  the numerator of  which is the  number of
Ratio                       utility  customers  served by a  specific  Client
                            Company, the denominator of which is the total number of utility customers for all Client Companies using the service.

Nuclear  Installed          A ratio  the  numerator of  which  is  the  nuclear
Capacity Ratio              facility  installed  capacity of a  specific Client
                            Company, the denominator of which is the total nuclear facility installed capacity of all Client
                            Companies using the service.

Materials Stock             A ratio  the numerator  of which  is  the materials
Expense Ratio               stock  expense  of  a specific  Client Company, the
                            denominator of which is the total materials stock expense of all Client Companies using the service.

Land & Building             A ratio the  numerator of  which is the cost of land
Ratio                       and  buildings  owned  by a specific Client Company,
                            the denominator of which is the total cost of land and buildings for all Client Companies using the service.

# Bills  Ratio              A ratio the  numerator  of which is the number of a
                            certain  type  of  bill  issued  for a specific
                            Client Company cost center, the denominator of which is the number total number of the same type of bills issued for all Client Companies using the service.

Utility Asset Cost          A ratio the numerator of which is the total cost of
Ratio                       utility assets in a specific Client Company,
                            the denominator of which is the total costs of utility assets for all Client Companies using the service.

# Meters  Ratio             A ratio the  numerator of which is the number of
                            meters for a specific Client Company, the denominator of which is the total number of meters for all Client Companies using the service.

T&D O&M Ratio               A ratio  the  numerator of which is the total direct
                            (i.e., excludes charges allocated by the service company), operations and maintenance expense, excluding depreciation and fuel costs, of a specific
                            Transmission and Distribution Client Company, the denominator of which is total direct operations and maintenance expense, excluding depreciation and fuel costs, of all Transmission and Distribution Client
                            Companies.

Kwh Generated Ratio         A ratio the  numerator  of which is the number of
                            kilowatt hours generated by a specific Client
                            Company, the denominator of which is the total number of kilowatt hours generated by all Client
                            Companies using the service.

Kwh Output Ratio            A ratio the  numerator of  which is  the number of
                            kilowatt hours purchased and generated by a specific Client Company, the denominator of which is the total number of kilowatt hours purchased and generated by all Client Companies using the service.

Merchant Cost Ratio         A ratio the  numerator  of which is this dollar
                            amount of  direct charges of the  merchant function
                            to  a  specific   Client  Company,  the denominator
                            of which is the total dollar amount of direct charges of the merchant function to all Client
                            Companies using the service.

Vehicle $ Ratio             A ratio the numerator of which is this dollar amount
                            of  flat  fees for  vehicles charged  to a specific
                            Client Company, the denominator of which is the total amount of flat fees charged to all Client
                            Companies using the service.